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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


                   Date of Report: November 4, 2002
                   (Date of earliest event reported)



            INTERNATIONAL BUSINESS MACHINES CORPORATION
      ---------------------------------------------------------
       (Exact name of registrant as specified in its charter)



        New York                     1-2360                   13-0871985
------------------------   ------------------------     ----------------------
(State of Incorporation    (Commission File Number)       (IRS employer
                                                         Identification No.)


          ARMONK, NEW YORK                                       10504
----------------------------------------                  ------------------
(Address of principal executive offices                        (Zip Code)



                                 914-499-1900
                        -------------------------------
                        (Registrant's telephone number)




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Item 5. Other Events

       The company announced on June 4, 2002, the decision to sell its disk drive operations to Hitachi, Ltd., which under generally accepted accounting principles will be accounted for as a discontinued operation.

       The financial results from prior periods will be presented to conform with this accounting treatment. The company is publishing its 2001 financial statements to facilitate an analysis by users of the company's 2001 financial statements under this required format.

       The discontinued operations accounting and disclosures required by the accounting rules are discussed on page 77 of Exhibit 99.1 of this Form 8-K.

       In addition, certain events that occurred subsequent to December 31, 2001 are disclosed in note X on pages 110 through 113.

       These financial statements are included in Exhibit 99.1 and Exhibit 99.2 of this Form 8-K.

Item 7. Financial Statements and Exhibits

    (c) Exhibits

    99.1 IBM's audited financial statements and accompanying notes, and the management discussion for 2001, 2000 and 1999 reclassified to reflect the company's continuing and discontinued operations.

    99.2 Computation of Ratio of Income from Continuing Operations to Fixed Charges for the years 2001 through 1997.

    99.3  Consent of Independent Accountants.


       IBM's web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/). IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.


                                  SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 4, 2002



                                       By: /s/ Robert F. Woods
                                          -----------------------------
                                               (Robert F. Woods)
                                          Vice President and Controller